THIS AGREEMENT dated for reference the 31st day of January, 2000,


BETWEEN:

             EURO TRADE & FORFAITING, INC., a corporation organized under the laws of the State of Utah, U.S.A., having an office at 9 King Street, Third Floor, London, EC2V8EA, England


AND:

             MFC BANCORP LTD., a corporation organized under the laws of the Yukon Territory, Canada, having an office at 6 Rue Charles-Bonnet, 1206 Geneva, Switzerland


WHEREAS:

A. MFC is in the financial services business and, inter alia, provides financial consulting, administrative and management services to other companies, firms and entities, from time to time; and

B. Euro desires to engage MFC to exclusively operate and manage Euro's business upon the terms set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective agreements hereinafter set forth, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto acknowledge, declare, covenant and agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

     Section 1.1 Definitions. When used in this Agreement (including the recitals and any schedules hereto) or in any amendment hereto, the following terms shall, unless otherwise expressly provided, have the following meanings, respectively:

"Agreement" means this administrative and management services agreement, as supplemented, amended or otherwise modified, extended, renewed or replaced from time to time and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Agreement;

"Administrative Services" means the coordination and administration of all securities regulatory filings for and on behalf of Euro, including, without limitation, liaison with auditors, accountants and lawyers and supervision, coordination and integration of all such filings including all required filings with the Securities and Exchange Commission in the United States and other regulatory bodies;

"Affiliate" means, with respect to any given Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person;

"Boards" means the boards of directors of Euro and Euro Trade and "Board" means any one such board of directors, as the context may require;

"Business" means the business of Euro;

"Cascade" means North Cascade Limited, a corporation organized under the laws of the British Virgin Islands;

"Collingwood" means Collingwood Investments Limited, a corporation organized under the laws of the Bahamas;

"Control" over a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interests, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms "Controlling" and "Controlled" will have corollary meanings;

"Derivative Instrument" means any instrument whose value depends, in whole or to a substantial part, upon the value of a related asset or a liability and that is commonly referred to or considered a "derivative" in capital markets;

"Effective Date" means January 1, 2000;

"Euro" means Euro Trade & Forfaiting, Inc.;

"Euro Trade" means Euro Trade & Forfaiting Company Limited, a company organized under the laws of England;

"Event of Bankruptcy" means, in respect of any Person, that such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such Person seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, a reorganization, arrangement, adjustment, protection, relief or a composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against such Person or for the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above;

"Financial Year" means, in relation to Euro, a financial year commencing on July 1 of a calendar year and ending on June 30 of the following calendar year;

"GAAP" means, at any time, accounting principles generally accepted in the United States, applied on a consistent basis;

"Initial Asset Value" means the Net Asset Value as at December 31, 1999;

"Initial Asset Value per Euro Share" means the Initial Asset Value divided by the total number of issued and outstanding common shares of Euro, on a fully-diluted basis, as at December 31, 1999;

"Merchant Bank" means MFC Merchant Bank S.A., a bank organized under the laws of Switzerland;

"MFC" means MFC Bancorp Ltd.;

"Net Asset Value" means an amount equal to the value of the total assets of Euro less the total liabilities of Euro calculated in accordance with GAAP;

"Option" means an option to purchase, in whole or in part, the Option
Shares;

"Option Exercise" means an exercise of the Option, from time to time, by delivery of an Option Notice to Euro;

"Option Notice" means a written notice of an Option Exercise delivered to Euro, or a similar notice by telephone, confirmed promptly by written notice, which shall specify therein: (i) the number of shares of Euro to be purchased; and (ii) the aggregate Option Price payable upon such Option Exercise;

"Option Price" means the price per common share of Euro payable upon exercise of the Option, equal to the Initial Asset Value per Euro Share;

"Option Shares" means fully-paid non-assessable common shares of Euro equal in number to 15% of the issued and outstanding shares of Euro, on a fully-diluted basis, as at the Closing Date;

"Person" means an individual, a partnership, a corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or a political subdivision thereof or any agency of such state or subdivision;

"Quarter End" means the last business day of each fiscal quarter of Euro;


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                                       4


"Services" means the Administrative Services and the Management Services;

"Subsidiary" means, at any time, as to any Person, any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time directly or indirectly owned by such a Person;

"Trigger Amount" means for each calendar year an amount equal to the Initial Asset Value multiplied by the U.S. Treasury Rate plus 9%; and

"U.S. Treasury Rate" means, for each calendar year, the average of the quoted yields of United States Ten Year Treasury Notes as published by Bloomberg LP at each Quarter End in such calendar year.

     Section 1.2 Headings, etc. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     Section 1.3 Gender and Number. Words imparting the singular number include the plural and vice-versa and words imparting gender include the masculine, feminine and gender neutral as the context requires.

     Section 1.4 Amendment. No amendment of any provision of this Agreement shall be effective unless the same is in writing and signed by each party hereto.

     Section 1.5 Currency. Unless otherwise specified herein all references to "dollars" or "$" shall be references to U.S. Dollars.

     Section 1.6 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE 2
                           OPERATIONS AND MANAGEMENT

     Section 2.1 Appointment of MFC. Euro hereby appoints MFC as the exclusive operator and manager of the Business.

     Section 2.2 Management Services. Subject always to the overall responsibility of the Board to manage the Business and affairs of Euro, MFC hereby agrees, at the expense of Euro and for and on behalf of and in the name of Euro, to manage the Business and affairs of Euro, to coordinate and supervise all activities required in connection with the operation of the Business and to oversee the conduct of the day to day activities and affairs of the Business, all in accordance with the terms of this Agreement, including, without limitation, the following:


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                                      5


     (a) MFC will provide recommendations and assistance in connection with the change of name of Euro to a suitable name in conjunction with the restructuring of the Business;

     (b) MFC will prepare and assist in the implementation of a plan to refine and restructure the Business to focus upon corporate finance, forfaiting and trading operations;

     (c) MFC will liaise with accountants, lawyers and other advisors and consultants in connection with the Business, shall coordinate Euro's Business and financial affairs and shall supervise and assist Euro with third party negotiations and the completion of third party agreements in connection with the Business; and

     (d) MFC will advise Euro with respect to budgeting, audit and finance matters and, upon becoming aware of or anticipating any material deviation from any approved budget, will so advise Euro.

     (collectively the "Management Services")

     Section 2.3 Management Fee. In consideration of the provision of the Management Services, Euro hereby covenants and agrees to pay to MFC a management fee during the term of this Agreement equal to 15% of the pre-tax net income of Euro (calculated before payment of such management fee hereunder and before any equity-based compensation costs, as determined in accordance with GAAP) in each Financial Year calculated in accordance with GAAP (the "Management Fee"), payable quarterly on the day that is 45 days following each Quarter End. The quarterly advances paid to MFC hereunder shall be adjusted within 60 days of each Financial Year end to reconcile to pre-tax net income, before payment of the Management Fee, calculated over such Financial Year, (provided that the Management Fee payable in respect of any Financial Year during which MFC did not provide Management Services for the full Financial Year will be based upon the pre-tax net income of Euro calculated over the portion of the Financial Year during which Management Services were provided).

     Section 2.4 Administrative Services. MFC hereby agrees to provide the Administrative Services upon the terms set out herein.

     Section 2.5 Payment for Administrative Services. Euro covenants and agrees to pay to MFC as remuneration for the provision of the Administrative Services all expenses actually incurred by MFC in connection with the provision of the Administrative Services including all travel expenses, consultant, counsel and related fees and amounts paid to third parties and all amounts reasonably allocated in respect of management time and overhead necessary to the provision of the Administrative Services, together with an amount equal to 15% thereof (the "Administration Fee"). Euro shall pay the Administration Fee to MFC commencing on the fifteenth day of the first complete month following the Effective Date and on the fifteenth day of each month thereafter until this Agreement is terminated in accordance with Article 9 hereof. MFC shall invoice Euro within 10 days of each month end in connection with the Administration


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                                      6


Fee for the prior month and shall provide, upon request, such supporting documentation and materials relating to the Administration Fee as may be reasonably requested by Euro.

     Section 2.6 Covenants. In connection with the provision of the Services, Euro covenants and agrees with MFC as follows:

     (a) To fully advise MFC of all matters relevant to the Business and financial affairs of Euro and to furnish MFC with copies of all financial statements, material agreements and other documents or instruments necessary or desirable to assist MFC in providing the Services; and

     (b) To promptly inform MFC in writing, from time to time, of the full particulars of any material change (actual, anticipated or threatened) in the assets, liabilities (contingent or otherwise), Business operations or capital of Euro and its Subsidiaries considered as a whole and of any change in any material fact which may be contained or referred to in any completed or proposed securities regulatory filing, which is or may be of such a nature as to make any statement of such a fact a misrepresentation or untrue, false or misleading at the time and in the light of the circumstances in which it was or may be made or result in a misrepresentation therein. If Euro is not certain as to whether a material change or change in a material fact as aforesaid has occurred, Euro shall promptly inform MFC of the full particulars of the event giving rise to the uncertainty.

     Section 2.7 Right of First Refusal. The obligation of MFC to provide the Services to Euro hereunder is subject to Cascade and Collingwood entering into an agreement providing a right of first refusal in favour of MFC in substantially the terms set out in Schedule "B" hereto simultaneously with the execution of this Agreement.


                                   ARTICLE 3
                  CONTRACTS, STATUS AND CONFLICT OF INTEREST

     Section 3.1 Contracts by Euro. MFC shall not enter into any contract or other arrangement in relation to its duties under this
Agreement: (i) having a value or cost to Euro in excess of $1.5 million; or (ii) in respect of any currency hedging or Derivative Instrument, without the prior approval of the Board.

     Section 3.2 Independent Contractor. Euro and MFC acknowledge and agree that MFC is an independent contractor and not the servant, employee or agent of Euro. Euro and MFC expressly disclaim any intention to create a partnership or joint venture or to constitute MFC as a partner or joint venturer of Euro.

     Section 3.3 Conflicts. Each of MFC, its Subsidiaries and Affiliates, and the directors, employees, officers and agents of MFC, its Subsidiaries and Affiliates, may engage, simultaneously with the provision of the Administrative Services and Management Services to Euro, in other businesses identical with or similar to the Business (a "Competitive Business"), and may be concerned with or interested in or lend money to, guarantee the debts or obligations

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of, or permit its name or any part thereof to be used in connection with one or more Competitive Businesses, and may render services similar to those described in this Agreement to other Persons, and may be offered the opportunity to engage in transactions that may be of interest or value to Euro and shall not be obliged by reason of the provision of the Services to offer any such business opportunity or opportunity to engage in any such transaction to Euro, and shall not by reason of engaging in such other Competitive Businesses or the rendering of such services for others be found to be acting in conflict with the interests of Euro. Shareholders, directors, employees, officers or agents of MFC and its Subsidiaries and Affiliates, in their individual capacities, may be shareholders, directors, officers, employees or agents of Euro and shall not be deemed thereby to have interests which are in conflict with the interests of Euro.

     Section 3.4 Reliance on Counsel. MFC may consult with and rely upon counsel in any case where it appears to MFC to be necessary or desirable with respect to its authority and obligations under this Agreement.

     Section 3.5 Reliance on Certificates. MFC may rely and act upon any certificates or other instruments or paper believed in good faith by MFC to be genuine and to have been signed by any Person thereunto duly authorized.


                                   ARTICLE 4
                             BANKING ARRANGEMENTS

     Section 4.1 Appointment of Bank. Euro hereby appoints Merchant Bank as Euro's principal bank through which Euro shall conduct its banking operations (to the extent that Merchant Bank provides the required services) and Euro agrees to forthwith enter into such agreements and do such acts and things as are reasonably necessary to complete and evidence such appointment.


                                  ARTICLE 5
                                   OPTIONS

     Section 5.1 Issuance of Options and Form of Option. In consideration for, and as part of MFC's compensation for the Services to be performed by it under this Agreement, Euro hereby grants the Option to MFC. The parties hereto agree that the consideration represented by the Option shall be deemed to be fully earned on the Effective Date. Upon the Option becoming exercisable, in whole or in part, from time to time, Euro shall, at the election and request of MFC, from time to time, issue a warrant or warrants in exchange therefor to MFC, or as MFC shall direct, in substantially the form of the warrant certificate set out in Schedule "A" hereto.

     Section 5.2   Term and Exercise of Option.  (1)   The Option shall
entitle MFC to purchase the Option Shares, at the Option Price, in whole or in part, from time to time, commencing for each Option Share on the day that the Option becomes exercisable in respect thereof in accordance with
Section 5.3 until 5:00 p.m. (Geneva time) on the day that is one year following the termination of this Agreement.


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     (2)   The Option Price and the number of shares issuable upon
exercise of the Option is subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 5.4 of this Agreement. Subject to the provisions of this Agreement, MFC shall have the right, which may be exercised as expressed in the Option, to purchase from Euro (and Euro shall issue and sell to MFC) the number of Option Shares specified in the Option, upon delivery of an Option Notice and upon payment to Euro of the Option Price, as adjusted in accordance with the provisions of Section 5.4 of this Agreement, for the number of Option Shares in respect of which such Option is then exercised. Payment of such Option Price shall be made by certified or official bank cheque payable to the order of Euro.

     (3) Upon exercise of the Option and payment of the Option Price, as aforesaid, Euro shall issue and cause to be delivered forthwith to or upon the written order of MFC and in such name or names as MFC may designate, a certificate or certificates for the number of Option Shares so purchased upon the exercise of such Option.

     Section 5.3   Timing of Option Exercise.  (1)   The right of MFC to
exercise the Option, in whole or in part, is subject to the following:

     (a)   The Option shall not be exerciseable prior to January 1, 2001;

     (b) The Option may be exercised as to 33 1/3% of the Option Shares at any time and from time to time upon the Net Asset Value exceeding the Initial Asset Value by the Trigger Amount in any calendar year or, in aggregate, calculated over more than one calendar year;

     (c) The Option may be exercised as to an additional 33 1/3% of the Option Shares at any time and from time to time upon: (i) the Net Asset Value exceeding the Initial Asset Value by twice the Trigger Amount; or (ii) the Net Asset Value exceeding the Initial Asset Value by the Trigger Amount in any calendar year, having previously exceeded the Initial Asset Value by such amount, either in aggregate over more than one calendar year or in any one prior calendar year; and

     (d) The Option may be exercised as to the final 33 1/3% of the Option Shares at any time and from time to time upon: (i) the Net Asset Value exceeding the Initial Asset Value by three times the Trigger Amount; or (ii) the Net Asset Value exceeding the Initial Asset Value by the Trigger Amount in any calendar year, having previously exceeded the Initial Asset Value by such amount in any two prior calendar years, or having previously exceeded the Initial Asset Value by twice the Trigger Amount in aggregate over more than one calendar year or in any one prior calendar year.

     (2) In calculating the aggregate Trigger Amount over more than one calendar year as set out above, such amount shall be equal to the sum of the Trigger Amounts in each year in respect of which the calculation is made.


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     Section 5.4   Adjustment of Option Price and Number of Option Shares.
Upon the occurrence of one or more events involving a capital reorganization, reclassification, subdivision or consolidation of Euro's common shares, or of the merger, amalgamation or other corporate combination of Euro with one or more other entities or of any other event in which new securities of any nature are delivered in exchange for common shares and such common shares are cancelled, or of Euro paying a dividend or making a distribution in common shares to its shareholders (each of which is referred to herein as a "Fundamental Change"), if any Option Exercise takes place after any such Fundamental Change, Euro shall transfer and deliver such number of Option Shares or new securities to MFC as would have been delivered if such Option Exercise had occurred prior to the occurrence of such Fundamental Change.


                                   ARTICLE 6
                       REPRESENTATIONS AND WARRANTIES

     Section 6.1 Representations and Warranties of Euro. Euro represents, warrants and covenants to MFC that:

     (1) Euro is duly incorporated and organized and is validly subsisting and in good standing under the laws of Utah;

     (2) Any and all Option Shares issued and sold to MFC upon each Option Exercise shall be: (i) duly and validly created and issued by Euro; (ii) fully-paid and non-assessable; (iii) validly outstanding; and
(iv) free and clear of all liens, charges and encumbrances whatsoever;

     (3) Euro has full corporate right, power and authority to enter into and perform its obligations under this Agreement;

     (4) The execution and delivery of this Agreement and the performance by Euro of its obligations hereunder have been duly authorized by all necessary action on the part of Euro;

     (5) This Agreement has been duly executed and delivered by Euro, and this Agreement constitutes legal, valid and binding obligations of Euro enforceable in accordance with its terms;

     (6) The authorized capital of Euro consists of 50,000,000 shares of common stock having a par value of $0.001 per share, of which 16,945,224 shares (and no more) are outstanding;

     (7) No Person, firm or corporation has any agreement or any right capable of becoming an agreement for the purchase of any unissued shares or securities of Euro other than options, if any, outstanding under Euro's employee stock compensation plan, as disclosed to and approved by MFC;


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                                      10


     (8) The property and assets of Euro are owned beneficially by Euro as the beneficial owner thereof with good and marketable title thereto other than as disclosed in its most recently published quarterly reports on Form 10-Q; and

     (9) All documents filed with the Securities and Exchange Commission relating to Euro contain no untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 7
                             BOARDS OF DIRECTORS

     Section 7.1   Reorganization of Boards.   The parties covenant and
agree, within two days of the execution of this Agreement, to cause the Boards to consist of up to five (5) directors, identical in make-up, to consist of two (2) nominees proposed by MFC and up to three (3) nominees proposed by current management, at the election of current management, provided that each such current management nominee must be acceptable to MFC, upon reasonable notice, and MFC must have indicated its approval, in writing, to Euro and Euro Trade prior to the election thereof. The parties agree that the first MFC nominees to the Boards shall be Michael Smith and James Carter and that MFC consents to two of the first management nominees to the Boards being John Vowell and Naren Desai. If any vacancy occurs on either of the Boards, including as a result of the failure on the part of current management to provide a fifth nominee, such vacancy shall be filled forthwith by the appointment of a nominee proposed by the Person who proposed the nominee whose retirement or removal caused such vacancy, provided that: (i) any future nominee of then current management of Euro to the Boards must first be approved by MFC; and (ii) if approved once in accordance herewith, no management nominee need be re-approved to fill any such vacancy. Euro acknowledges and agrees that a failure to maintain the Boards in accordance with the terms of this Agreement shall be deemed to be a material default hereunder.


                                   ARTICLE 8
                         INDEMNITY AND LIMITATION

     Section 8.1 Euro Indemnity. Euro covenants and agrees to protect, indemnify and hold harmless MFC and the officers, directors, employees, representatives, agents and advisors of MFC to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) joint or several, to which they or any of them may become subject, under or pursuant to any securities laws or otherwise resulting or arising from the provision of the Administrative Services or the Management Services hereunder, howsoever incurred, including, without limitation, any such losses, liabilities, claims, damages or expenses (or actions in respect thereof) that arise out of or are based upon any agreement entered into or representation made by MFC on behalf of Euro or any untrue statement or alleged untrue statement of a material fact contained in any information in


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                                      11


connection with any securities regulatory filing, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     Section 8.2 Limitation. Notwithstanding any other provision hereof, MFC will not be liable to Euro in respect of any loss, liability, claim, damage, or expense arising hereunder or in relation to any of the Services or any other related matter other than claims arising out of bad faith or willful misconduct on the part of MFC or its agents or employees, any such claim not to exceed the aggregate Administration Fees and Management Fees (less expenses incurred by MFC) actually paid to and received by MFC pursuant to Article 2 hereof.


                                   ARTICLE 9
                               TERM OF AGREEMENT

     Section 9.1 Term. The term of this Agreement shall commence on the Effective Date and, subject to Section 9.2 hereof, shall continue for a minimum of three years provided that such term shall renew automatically for two additional years on the second anniversary of the Effective Date and on each successive anniversary thereafter such that the outstanding term of this Agreement shall upon each anniversary date of the Effective Date have a remaining term of two years.

     Section 9.2   Termination.   (1)   MFC may terminate this Agreement
at any time upon providing Euro with one year's written notice thereof.

     (2) In each year, commencing in 2002, in the event that the Net Asset Value calculated as at December 31 of the immediately preceding calendar year is more than 25% below the Initial Asset Value, Euro may terminate this Agreement upon 30 days' written notice provided that such termination has been approved by a resolution of the Board, excluding the MFC nominees.

     (3) Either party hereto may, at its sole option, terminate this Agreement upon an Event of Bankruptcy occurring in respect of the other party hereto.

     Section 9.3 Option to Survive Termination. Notwithstanding the termination of this Agreement in accordance with this Article 9, the Option shall remain in full force and effect in accordance with the terms hereof.


                                   ARTICLE 10
                                 MISCELLANEOUS

     Section 10.1   Notice.   (1)   Any notice or other instrument
required or permitted to be given hereunder shall be in writing and may be given by delivery in person, by prepaid registered mail or facsimile:


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                                      12

          (a)   in the case of Euro, to:   Euro Trade & Forfaiting, Inc.
                                           9 King Street, Third Floor
                                           London, EC2V8EA, England
                                           Attention:  President
                                           Facsimile No.:  44 171 726 2749

          (b)   in the case of MFC, to:    MFC Bancorp Ltd.
                                           6 Rue Charles-Bonnet
                                           1206 Geneva, Switzerland
                                           Attention:  President
                                           Facsimile No.: 41 22 818 2998

provided that if any interruption in the postal service of the jurisdiction of the party giving or receiving any notice is in effect or known to be pending, any such notice or direction as aforesaid shall be given by personal delivery, or facsimile.

     (2) Any notice or other instrument, if personally delivered as aforesaid, shall be deemed to have been given on the date of delivery, if given by facsimile as aforesaid, shall be deemed to have been given on the date of transmission, and if mailed as aforesaid, shall be deemed to have been delivered on the fifth business day following the day on which it was mailed.

     (3) Either party may change its address for service from time to time by notice given in accordance with the foregoing.

     Section 10.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Switzerland and shall be treated in all respects as a Swiss contract without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 10.3 Consent to Jurisdiction. Euro hereby irrevocably submits to the non-exclusive jurisdiction of any Swiss court sitting in Geneva, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Swiss court. Euro agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties agree that any such action or proceeding shall be conducted in the English language.

     Section 10.4 Successors and Assigns. This Agreement shall become effective when it is executed by the parties and thereafter shall be binding upon and enure to the benefit of Euro and its successors and permitted assigns and of MFC and its successors and permitted assigns. Neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other, which consent may be arbitrarily withheld.

     Section 10.5 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or


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                                      13


in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 10.6 Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, and constitutes the entire agreement between the parties hereto relating to the transactions provided for herein.

     Section 10.7 Further Assurances. Each party agrees that it will execute all documents and do all acts and things as the other party may reasonably request and as may be lawful and within its respective power to do, to carry out and/or implement the provisions or intent of this Agreement.

     Section 10.8 Counterparts and Facsimile. This Agreement may be executed in counterparts and by facsimile and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

EURO TRADE & FORFAITING, INC.

By:
   ---------------------------------------

Name:
     -------------------------------------

Title:
      ------------------------------------


MFC BANCORP LTD.

By:
   ---------------------------------------

Name:
     -------------------------------------

Title:
      ------------------------------------

                                  SCHEDULE "A"


No.                                                               Warrants


*                                                                 *

                       VOID AFTER: 5:00 p.m., Geneva Time
                                     On *


                              Warrant Certificate

THIS CERTIFIES THAT for value received the registered holder hereof or registered assigns (the "Holder"), is the owner of the number of Warrants set forth above, each of which entitles the Holder to purchase at any time from * a.m. Geneva time, on *, until 5:00 p.m., Geneva time, on *, one fully-paid and non-assessable common share (the "Common Shares") in the capital of Euro Trade & Forfaiting, Inc., a Utah corporation (the "Corporation"), at a purchase price of $* per Common Share (the "Warrant Price").

The Warrants shall be registered initially in the name of, or as directed by, MFC Bancorp Ltd. ("MFC") in such denominations as MFC may request in writing to the Corporation.

Each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Common Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Corporation, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Corporation shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

The Warrants shall be transferable upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any transfer, the Corporation shall deliver a new Warrant or Warrants to the persons entitled thereto.

The Holder shall have the right to purchase from the Corporation (and the Corporation shall issue and sell to such Holder) one fully-paid and non-assessable Common Share for each Warrant held, upon surrender to the Corporation, or its duly authorized agent, of such Warrant, with the purchase form on the reverse thereof duly completed and executed, and upon payment to the Corporation of the Warrant Price for the number of Common Shares in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made by certified or official bank cheque payable to the order of the Corporation.

Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Corporation shall transfer and cause to be delivered forthwith to or upon the written order of the Holder thereof and in such name or names as such Holder may designate, a certificate or certificates for the number of Common Shares so purchased upon the exercise of such Warrants.

The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder thereof, either in full or, from time to time, in part and, in the event that any Warrants are exercised in respect of less than all of the Common Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued.

The Corporation represents, warrants and covenants that any and all Common Shares issued and sold to a Holder upon each Warrant exercise shall be:
(i) duly and validly created and issued by the Corporation; (ii) fully-paid and non-assessable; (iii) validly outstanding; and (iv) free and clear of all liens, charges and encumbrances whatsoever.

In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation may issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

Upon the occurrence of one or more events involving a capital reorganization, reclassification, subdivision or consolidation of the Common Shares, or of the merger, amalgamation or other corporate combination of the Corporation with one or more other entities or of any other event in which new securities of any nature are delivered in exchange for Common Shares and such Common Shares are cancelled, or of the Corporation paying a dividend or making a distribution in Common Shares to its shareholders (each of which is referred to herein as a "Fundamental Change"), if any Warrant exercise takes place after any such Fundamental Change, the Corporation shall transfer and deliver such number of Common Shares or new securities to the Holder exercising the Warrant as would have been delivered if such Warrant exercise had occurred prior to the occurrence of such Fundamental Change.

Any notice or other instrument or payment required or permitted to be given hereunder to the Corporation may be given by delivery in person, by prepaid registered mail or by facsimile to the Corporation at 9 King Street, Third Floor, London, EC2V8EA, England, Attention: President, Facsimile No.: 44 171 726 2749, provided that all payments required to be made upon a Warrant exercise shall be made by delivery in person or prepaid registered mail.

IN WITNESS WHEREOF, the Corporation has duly executed this Certificate.

DATED:  *.

EURO TRADE & FORFAITING, INC.

By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

                                  PURCHASE FORM

                    (To be executed upon exercise of Warrant)

To:   Euro Trade & Forfaiting, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, * Common Shares, as provided for therein, and tenders herewith payment of the purchase price in full in the form of a certified or official bank cheque in the amount of * per share.

Please issue a certificate or certificates for such Common Shares in the name of, and pay any cash for any fractional share to:

*

DATED: *.


--------------------------------------------
Name
(Please print name and address)

--------------------------------------------
Signature
              NOTE: The above signature
              should correspond exactly
              with the name on the face
              of this Warrant Certificate
              or with the name of the
              assignee appearing in the
              assignment form below.

And, if such number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in such name for the balance remaining of the shares purchasable thereunder.

                                  ASSIGNMENT

        (To be executed only upon assignment of Warrant Certificate)

For value received, the undersigned hereby sells, assigns and transfer unto * the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint the * or * of the Corporation or *, attorney, to transfer said Warrant Certificate on the Books of the within-named Corporation, with full power of substitution in the premises.

DATED:   *.


---------------------------------------------
Signature
              NOTE: The above signature
              should correspond exactly
              with the name on the face
              of this Warrant Certificate.

                                 SCHEDULE "B"


THIS AGREEMENT dated for reference the 31st day of January, 2000

AMONG:

          MFC BANCORP LTD., a corporation organized under the laws of the Yukon Territory, Canada, having an office at 6 Rue Charles-Bonnet, 1206 Geneva, Switzerland

AND:

          NORTH CASCADE LIMITED, a corporation organized under the laws of the British Virgin Islands, having an office at 9 King Street, Third Floor, London, EC2V8EA, England

AND:

          COLLINGWOOD INVESTMENTS LIMITED, a corporation organized under the laws of the Bahamas, having an office at 9 King Street, Third Floor, London, EC2V8EA, England

WHEREAS:

A. Euro has agreed to enter into a Services Agreement with MFC pursuant to which MFC shall provide certain administrative and management services to Euro; and

B. The Shareholders own 11,000,000 common shares of Euro and wish for MFC to enter into the Services Agreement with Euro; and

C. It is a condition to MFC providing the services contemplated under the Services Agreement to Euro that the Shareholders enter into this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective agreements herein set forth, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto acknowledge, declare, covenant and agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

     Section 1.1 Definitions. When used in this Agreement (including the recitals and any schedules hereto) or in any amendment hereto, the following terms shall, unless otherwise expressly provided, have the following meanings, respectively:

"Agreement" means this agreement, as supplemented, amended or otherwise modified, extended, renewed or replaced from time to time and the expressions "Article" and "Section" followed by a number mean, and refer to the specified Article or Section of this Agreement;

"Business Day" means any day on which MFC is open for business in Geneva, Switzerland;

"Cascade" means North Cascade Limited, a corporation organized under the laws of the British Virgin Islands;

"Collingwood" means Collingwood Investments Limited, a corporation organized under the laws of the Bahamas;

"Euro" means Euro Trade & Forfaiting, Inc., a corporation organized under the laws of the State of Utah, U.S.A.;

"Loan Agreement" means a loan agreement between the Shareholders and MFC Merchant Bank S.A. dated for reference January 31, 2000;

"MFC" means MFC Bancorp Ltd., a corporation organized under the laws of the Yukon Territory, Canada;

"Services Agreement" means an administration and management services agreement between MFC and Euro dated for reference January 31, 2000, as same may be supplemented, amended or otherwise modified, extended, renewed or replaced from time to time;

"Shareholders" means, collectively, North Cascade and Collingwood and "Shareholder" means any one of them;

"Shareholder's Interest" means all and not less than all the right, title and interest of a Shareholder in and to any of the Shares or any right or interest deriving therefrom; and

"Shares" means 6,600,000 common shares of Euro and 4,400,000 common shares of Euro held by Cascade and Collingwood respectively, as legal and beneficial owners thereof.

     Section 1.2 Headings, etc. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     Section 1.3 Gender and Number. Words imparting the singular number include the plural and vice-versa and words imparting gender include the masculine, feminine and gender neutral as the context requires.

     Section 1.4 Amendment. No amendment of any provision of this Agreement shall be effective unless the same is in writing and signed by each party hereto.

                                  ARTICLE 2
                RESTRICTIONS ON TRANSFER OF SHARES OF EURO

     Section 2.1 No Dealing with Shares. The Shareholders covenant that they will not sell, assign, donate, encumber, transfer, mortgage, pledge, charge, subject to a security interest, hypothecate, or otherwise dispose of or in any way whatsoever directly or indirectly, deal with the ownership of any of the Shares, except in accordance with the terms of this Agreement and except in respect of a pledge of the Shares in favour of MFC Merchant Bank, S.A. as contemplated by the Loan Agreement, as same may be amended or replaced from time to time.


                                   ARTICLE 3
                           RIGHT OF FIRST REFUSAL

     Section 3.1 Notice of Proposed Sale. If any Shareholder (hereinafter in this Article referred to as the "Offeror") receives a bona fide written offer (hereinafter in this Article referred to as the "Offer") from any person, firm or corporation dealing at arm's length with the Offeror to purchase all or any part of the Shareholder's Interest beneficially owned by such Shareholder, which is acceptable to the Shareholder, such Shareholder shall give notice of such Offer (hereinafter in this Article referred to as the "Notice") to MFC and/or its assigns and shall set out in the Notice the number of Shares to be sold pursuant to the Offer (hereinafter in this Article referred to as the "Offered Interest") and the terms upon which and the price at which (hereinafter in this Article referred to as the "Purchase Price"), such Offered Interest will be sold pursuant to the Offer.

     Section 3.2 Right to Purchase Offered Interest. Upon the Notice being given, MFC and/or its assigns (hereinafter in this Article sometimes collectively referred to as the "Offerees" and sometimes individually referred to as an "Offeree") shall have the right to purchase all, but not less than all, of the Offered Interest for the Purchase Price. The Offerees shall be entitled to purchase the Offered Interest pro rata based upon their respective interests herein, as designated by MFC. Notice by MFC to any Shareholder of the respective interests held by MFC and its assigns shall be deemed conclusive.

     Section 3.3 Notice of Purchase and Additional Purchases. Within ten (10) Business Days of having been given the Notice, each Offeree desiring to purchase all of the Offered Interest that he is entitled to purchase in accordance with the provisions of Section 3.2 shall give notice to the Offeror, to Euro and to the other Offerees. If any Offeree does not give such notice, the Offered Interest that he has been entitled to purchase (hereinafter in this Section 3.3 referred to as the "Rejected Interest") may instead be purchased by the Offerees who did give such notice, pro rata based upon their respective interests herein as designated by MFC in accordance with Section 3.2 or in such other proportion as such Offerees may agree in writing, and, within five (5) Business Days of the expiry of the ten (10) Business Day period specified in this Section 3.3, each Offeree who desires to purchase all of the Rejected Interest that he is entitled to purchase in accordance with the provisions of this Section 3.3 shall give an additional notice to the Offeror, to Euro and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Interest that he had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Offered Interest or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Interest, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice.

     Section 3.4 Sale to Third Party. If the Offerees do not give notice in accordance with the provisions of Section 3.3 that they are willing to purchase all of the Offered Interest, the rights of the Offerees, subject as hereinafter provided, to purchase the Offered Interest shall forthwith cease and determine and the Offeror may sell the Offered Interest to the third party purchaser within forty-five (45) days after the date of the Notice for a price not less than the Purchase Price and on other terms no more favourable to such person than those set forth in the Notice.


                                  ARTICLE 4
                            SUPPORT OBLIGATIONS

     Section 4.1 Shareholders' Support Covenant. The Shareholders hereby jointly and severally covenant and agree, forthwith and from time to time, to execute all documents and do all acts and things as may be necessary or desirable in order to assist, authorize, direct and cause Euro to fully carry out and implement the provisions and intent of the Services Agreement, including, without limiting the generality of the foregoing, to:

     (i) fulfil the Shareholders' obligations under this Agreement and such amendments hereto as MFC and Euro may, from time to time, request;

     (ii) exercise all voting rights attached to the Shares in favour of the appointment of directors of Euro, from time to time, as contemplated by Article 7 of the Services Agreement; and

     (iii) refrain from taking any action or exercising any voting rights attached to the Shares in any manner detrimental to MFC or MFC's interests under the Services Agreement or that could, directly or indirectly, adversely impact or frustrate the implementation or intent of the Services Agreement.

                                  ARTICLE 5
                                MISCELLANEOUS

     Section 5.1 Termination. This Agreement shall be automatically terminated on the 30th day following the termination of the Services Agreement.

     Section 5.2   Notice.   (1)   Any notice or other instrument required
or permitted to be given hereunder shall be in writing and may be given by delivery in person, by prepaid registered mail or facsimile:

     (ai)   in the case of Cascade, to:     9 King Street, Third Floor
                                            London, EC2V8EA, England
                                            Attention: President
                                            Facsimile No.: 44 171 726 2749

     (bii)  in the case of Collingwood, to: 9 King Street, Third Floor
                                            London, EC2V8EA, England
                                            Attention: President
                                            Facsimile No.: 44 171 726 2749

     (ciii) in the case of MFC, to:         6 Rue Charles-Bonnet
                                            1206 Geneva, Switzerland
                                            Attention:  President
                                            Facsimile No.: 41 22 818 2998

provided that if any interruption in the postal service of the jurisdiction of the party giving or receiving any notice is in effect or known to be pending, any such notice or direction as aforesaid shall be given by personal delivery, or facsimile.

     (4) Any notice or other instrument, if personally delivered as aforesaid, shall be deemed to have been given on the date of delivery, if given by facsimile as aforesaid, shall be deemed to have been given on the date of transmission, and if mailed as aforesaid, shall be deemed to have been delivered on the fifth business day following the day on which it was mailed.

     (5) Any party may change its address for service from time to time by notice given in accordance with the foregoing.

     Section 5.3 Joint and Several Obligations. The obligations of the Shareholders under this Agreement shall be joint and several.

     Section 5.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Switzerland and shall be treated in all respects as a Swiss contract without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 5.5 Consent to Jurisdiction. The parties hereby irrevocably submit to the non-exclusive jurisdiction of any Swiss court sitting in Geneva, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Swiss court. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties agree that any such action or proceeding shall be conducted in the English language.

     Section 5.6 Successors and Assigns. This Agreement shall become effective when it is executed by the parties and thereafter shall be binding upon and enure to the benefit of the parties and its successors and permitted assigns. No party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the others, which consent may be arbitrarily withheld.

     Section 5.7 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 5.8 Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, and constitutes the entire agreement between the parties hereto relating to the transactions provided for herein.

     Section 5.9 Further Assurances. Each party agrees that it will execute all documents and do all acts and things as the other party may reasonably request and as may be lawful and within its respective power to do, to carry out and/or implement the provisions or intent of this Agreement.

     Section 5.10 Counterparts and Facsimile. This Agreement may be executed in counterparts and by facsimile and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


MFC BANCORP LTD.

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


NORTH CASCADE LIMITED

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


COLLINGWOOD INVESTMENTS LIMITED

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------